Nationwide Life Insurance Company
P.O. Box 182021
Columbus, OH 43218-2021
1-866-233-3223

marketFLEX II®

Application for
Individual Flexible Purchase Payment Variable Deferred Annuity
Minimum Initial Purchase Payment of $10,000

Page 1 of 6

1. Parties to the Contract *Please print.*

1a. Contract Owner

First Name: ______ MI: ______ Last Name: ______

Employer/Trust Name (if applicable): ______
(Additional forms required. See forms table in New Business enrollment packet.)

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______

Street: ______

City: ______ State: ______ ZIP: ______

1b. Joint/Contingent Owner

Check **one** box only: ☐ Joint Owner *(Limited to spouses, except in HI, NJ and VT.)*
☐ Contingent Owner *(Available only with Non-Qualified Contracts.)*

First Name: ______ MI: ______ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1c. Annuitant *Complete only if different from Contract Owner. (Annuitant must be age 85 or younger.)*

First Name: ______ MI: ______ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1d. Spousal Protection/Co-Annuitant *(Must be age 85 or younger. No added charge.* ***Not available with CRTs.****)*

STOP *This option is only available with one of the enhanced Death Benefit Options in section 3a.*

With Spousal Protection, both spouses will automatically be Primary Beneficiaries.

☐ Same as joint owner

First Name: ______ MI: ______ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1e. Contingent Annuitant *(Must be age 85 or younger.)*

First Name: ______ MI: ______ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

VAA-0111AO STANDARD AMFL 11/2006

Page 2 of 6

1f. Beneficiaries

Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%.

STOP *If you elected Spousal Protection/Co-Annuitant (section 1d), provide contingent beneficiaries only.*

Check one: First Name: ______ MI: ___ Last Name: ______

☐ Primary Relationship to Annuitant: ______ Allocation (whole % only): ___ %

☐ Contingent Social Security Number: ___ – ___ – ___ Date of Birth: ______

Check one: First Name: ______ MI: ___ Last Name: ______

☐ Primary Relationship to Annuitant: ______ Allocation (whole % only): ___ %

☐ Contingent Social Security Number: ___ – ___ – ___ Date of Birth: ______

Check one: First Name: ______ MI: ___ Last Name: ______

☐ Primary Relationship to Annuitant: ______ Allocation (whole % only): ___ %

☐ Contingent Social Security Number: ___ – ___ – ___ Date of Birth: ______

If more than three Beneficiaries, list additional names on Beneficiary Options form (in New Business Enrollment Forms Packet).

2. Contract Information

2a. Contract Type

Must specify by checking a box.

☐ Non-Qualified

☐ IRA – Tax Year: ______

☐ Roth IRA – Tax Year: ______

☐ SIMPLE IRA*

☐ SEP IRA*

☐ 401(a)* (Investment Only)

☐ 403(b) TSA* (Non-ERISA only)

☐ CRT* (Charitable Remainder Trust) ***Not available in NJ.***

** Additional forms required. Please see the forms table in the New Business Enrollment Packet.*

2b. Transfer Authorization for Registered Representative

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. This power is not available for use by any person or organization providing any type market-timing advice or service. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you.

If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

2c. Waiver of Transaction Confirmation

☐ **Contract Owner:** I elect to not receive my transaction confirmations.

☐ **Registered Representative:** I elect to not receive my transaction confirmations.

VAA-0111AO

STANDARD AMFL 11/2006

Page 3 of 6

2d. Purchase Payment

Approximate Amount: $ ________ **($10,000 initial minimum.)**

Payment Submitted Via: ☐ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

** Additional forms required. Please see the forms table in the New Business Enrollment Packet.*

3. Contract Options

Election of Options in this section increases the Variable Account charges on your contract. Consult your prospectus.

3a. Death Benefits

Includes a Standard Death Benefit unless an Enhanced Death Benefit is elected.

I elect: ☐ Highest Anniversary Death Benefit *(Annuitant/Co-Annuitant, age 75 or younger.)*
☐ Return of Premium Death Benefit *(Annuitant/Co-Annuitant, age 75 or younger.)*

3b. CDSC Schedules

Includes a Standard 7-Year CDSC (B-Schedule) unless the L- or C-Schedule Option is elected.

I elect *(choose only **one**)*: ☐ 4-year CDSC (L-Schedule)
☐ No CDSC (C-Schedule) ***Not available with incomeFLEX℠ Option***

3c. Extra Value

Not available in MN.

I elect *(choose only **one**)*: ☐ 3% Extra Value
☐ 4% Extra Value

3d. incomeFLEX℠

Not available with the C-Schedule Option.

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of 35 and 85.

Select one or more funds from Box A, or one model from Box B.

A *Whole percentages only. Must add up to 100%*

____ %	Gartmore GVIT Money Market Fund II
____ %	Gartmore GVIT Investor Dest. Conservative Fund
____ %	Gartmore GVIT Investor Dest. Moderately Conservative Fund
____ %	Gartmore GVIT Investor Dest. Moderate Fund
____ %	Gartmore GVIT Investor Dest. Moderately Aggressive Fund
= 100%	

or

B *Elect **one** option only. **100%** of the money in the contract will be allocated to option elected.*

STOP Dynamic Advantage Program (DAP) Models require a signed election form which is located in the New Business Enrollment Packet.

Focused Strategies

☐ First Quadrant Conservative Tactical Asset Allocation Portfolio
☐ SPIAS Value Sector Rotation Portfolio
☐ SPIAS Growth Sector Rotation Portfolio
☐ SPIAS Aggressive Growth Sector Rotation Portfolio
☐ Dorsey Wright Sector Rotation Portfolio
☐ Dorsey Wright Tactical Asset Allocation Portfolio

Diversified Solutions

☐ Conservative Multi-Strategy Portfolio
☐ Moderate Multi-Strategy Portfolio

Complete Portfolios

☐ Conservative Complete Portfolio
☐ Balanced Complete Portfolio
☐ Growth Complete Portfolio
☐ Aggressive Growth Complete Portfolio

Please check the box which best describes your anticipated use of this benefit.

☐ Immediately ☐ In ______ years ☐ Not Sure

STOP If you want to begin immediate income, you must complete the incomeFLEX Administrative form in the New Business Enrollment Packet.

VAA-0111AO STANDARD AMFL 11/2006

Page 4 of 6

4. Purchase Payment Allocation and Disclosures *Must be whole percentages and must add up to 100%.*

*Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.*

Consult your prospectus for reference to Share Class.

American Century Variable Portfolios, Inc.
% American Century VP Income & Growth Fund*
% American Century VP Ultra Fund*
% American Century VP Value Fund*
Fidelity Variable Insurance Products Fund
% VIP Equity-Income Portfolio*
% VIP Growth Portfolio*
Fidelity Variable Insurance Products Fund II
% VIP Contrafund® Portfolio*
Gartmore Variable Insurance Trust (GVIT)
% Federated GVIT High Income Bond Fund*
% Gartmore GVIT Government Bond Fund*
% Gartmore GVIT Money Market Fund II
% Gartmore GVIT Nationwide® Fund*
% Gartmore GVIT Small Company Fund*
Gartmore Investor Destinations Funds
% Gartmore GVIT Investor Dest. Conservative Fund*
% Gartmore GVIT Investor Dest. Moderately Conservative Fund*
% Gartmore GVIT Investor Dest. Moderate Fund*
% Gartmore GVIT Investor Dest. Moderately Aggressive Fund*
% Gartmore GVIT Investor Dest. Aggressive Fund*

Rydex Variable Trust
% Absolute Return Strategies Fund
% Banking Fund
% Basic Materials Fund
% Biotechnology Fund
% Commodities Fund
% Consumer Products Fund
% Dynamic Dow Fund
% Dynamic OTC Fund
% Dynamic S&P 500 Fund
% Dynamic Strengthening Dollar Fund
% Dynamic Weakening Dollar Fund
% Electronics Fund
% Energy Fund
% Energy Services Fund
% Europe Advantage Fund
% Financial Services Fund
% Government Long Bond Advantage Fund
% Health Care Fund
% Hedged Equity Fund
% Internet Fund
% Inverse Dynamic Dow Fund
% Inverse Government Long Bond Fund
% Inverse Mid-Cap Fund
% Inverse OTC Fund
% Inverse Russell 2000 Fund
% Inverse S&P 500 Fund

% Japan Advantage Fund
% Large-Cap Growth Fund
% Large-Cap Value Fund
% Leisure Fund
% Mid-Cap Advantage Fund
% Mid-Cap Growth Fund
% Mid-Cap Value Fund
% Multi-Cap Core Equity Fund
% Nova Fund
% OTC Fund
% Precious Metals Fund
% Real Estate Fund
% Retailing Fund
% Russell 2000 Advantage Fund
% Sector Rotation Fund
% Small-Cap Growth Fund
% Small-Cap Value Fund
% Technology Fund
% Telecommunications Fund
% Transportation Fund
% Utilities Fund

VAA-0111AO

STANDARD AMFL 11/2006

Page 5 of 6

5. State Disclosures

Notice to FL, MN, ND, SC, SD, TX, and VT Residents Only: Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, or when subject to a Market Value Adjustment are variable, may increase or decrease in accordance with the fluctuations in the net investment factor or application of a Market Value Adjustment, as applicable, and are not guaranteed as to fixed-dollar amount, unless otherwise specified. A Market Value Adjustment may be assessed on any Guaranteed Term Options that have not matured just prior to Annuitization and would be in addition to the scheduled surrender penalty charge.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

Notice to AR, CO, KY, LA, ME, NM, OH and TN Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

Notice to MN Residents Only: This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Insurer will be available to pay your claim.

Notice to DC Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to PR Residents: Any person who knowingly, or with the intention to defraud, includes false information in an application for insurance, or files, assists or abets in the filing of a fraudulent claim to obtain payment for a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony. If found guilty, said person shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

Notice to OK Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Notice to NJ Residents Only: Any person who includes false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

6. Contract Owner Signatures and Authorizations

☐ Yes ☐ No **Do you have existing life insurance or annuity contracts?**

☐ Yes ☐ No **Will the applied for Contract replace any existing life insurance or annuity contracts?**

STOP ***If you answered "yes" to EITHER question above, your state may require NAIC replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC replacement forms.***

The contract payments or values under the variable annuity provisions of the Contract are variable and are not guaranteed as to fixed dollar amount.

I understand the purpose and intent of this Contract is to offer benefits to single individuals and their beneficiaries. I hereby acknowledge that this Contract will not be used with other contracts issued by Nationwide to cover a single life with more than $1 million in premium without permission from Nationwide, and that I do not represent a corporate entity or institutional investor. I do not intend to assign any benefits under this contract to a corporate entity or institutional investor.

To the best of my knowledge and belief, I hereby represent my answers to the above questions and all statements herein to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract.

NOTICE TO FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud, or deceive any Company files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

STOP **Contract Owner Must Sign Here:** X

Joint Contract Owner Signature (if any): X

State In Which Application Was Signed: ____ Date: ____

Contract Owner's Daytime Phone Number: (   )

Contract Owner's E-Mail Address: ____

VAA-0111AO

STANDARD AMFL 11/2006

Page 6 of 6

7. Registered Representative* Information

7a. Primary Registered Representative* Information *(Please print.)*

☐ Yes ☐ No Are you aware of any existing annuities or insurance owned by the applicant?

First Name: ______ MI: ___ Last Name: ______

Phone: (   ) ______ Percentage ______ %

E-Mail: ______

Broker/Dealer Name: ______

SSN #: ___ – ___ – ___ (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X ______

Florida License Identification #: (Florida Agents only): ______

** Registered Representatives are Insurance Agents.*

7b. Additional Registered Representative* Information *(Please print.)*

☐ Yes ☐ No Are you aware of any existing annuities or insurance owned by the applicant?

First Name: ______ MI: ___ Last Name: ______

Phone: (   ) ______ Percentage ______ %

E-Mail: ______

Broker/Dealer Name: ______

SSN #: ___ – ___ – ___ (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X ______

Florida License Identification #: (Florida Agents only): ______

** Registered Representatives are Insurance Agents.*

Affix Registered Representative label here if applicable.

VAA-0111AO

STANDARD AMFL 11/2006

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

3% EXTRA VALUE OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue. This option is only available at the time of application.

To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract accordingly. Non-defined terms shall have the meaning given to them in the Contract.

Additional amounts credited pursuant to this option do not constitute Purchase Payments under the Contract for purposes of any benefit that is based on Purchase Payments to the Contract, including but not limited to minimum Purchase Payments, additional credits on Purchase Payments or death benefit calculations.

The benefits described in this option will cease upon termination of the Contract.

This option is irrevocable.

Additional Charge

For the additional benefits provided by this option, Nationwide will deduct a charge at an annualized maximum rate of 0.40% of the daily net asset value of the Variable Account. Nationwide reserves the right to charge less than the maximum rate. Nationwide will discontinue deducting the additional cost of 0.40%, seven years from the date the first Purchase Payment is credited.

Extra Value Benefit

Each Purchase Payment made to the Contract until the first Contract Anniversary will receive a credit of 3%. The additional 3% will be allocated among the Sub-Accounts of the available investment options in the same proportion as each Purchase Payment is allocated.

If at any time during the seven years following the initial Purchase Payment, the Contract Owner makes a Surrender that is subject to a Contingent Deferred Sales Charge, a percentage of any credit previously applied will be forfeited. The percentage of the total credit to be forfeited will be the same ratio that the amount Surrendered subject to a Contingent Deferred Sales Charge is to the sum of all Purchase Payments.

If any option reducing or eliminating CDSC has also been selected, then if at any time during the seven years following the Purchase Payment the Contract Owner makes a Surrender that would have been subject to a Contingent Deferred Sales Charge, but for the selection of the option, a percentage of any credit previously applied will be forfeited as if the option reducing or eliminating CDSC had not been chosen. The percentage of the total credit to be forfeited will be the same ratio that the amount Surrendered would have been subject to a CDSC, if the option had not been selected, is to the sum of Purchase Payments.

Nationwide will deduct the percentage of any credit previously applied from amounts held in the available investment options in the same proportion that amounts are invested in each at the time of Surrender.
No credit will be forfeited if the Surrender is taken as a result of death, due to Annuitization, or to meet minimum distribution requirements under the Internal Revenue Code.

Return of Contract During Right to Examine And Cancel Period

For those Contracts under which Contract Value will be returned:

If the Contract Owner returns this option and the Contract to which it is attached during the right to examine and cancel period, the Contract Owner will forfeit the original amount of the extra credit. All losses attributable to the extra credit amount will be incurred by Nationwide. Any earnings will be retained by the Contract Owner.

For those Contracts under which Purchase Payments will be returned:

If the Contract Owner returns this option and the Contract to which it is attached during the right to examine period, the Contract Owner will forfeit the original amount of the extra credit.

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

4% EXTRA VALUE OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue. This option is only available at the time of application.

To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract accordingly. Non-defined terms shall have the meaning given to them in the Contract.

Additional amounts credited pursuant to this option do not constitute Purchase Payments under the Contract for purposes of any benefit that is based on Purchase Payments to the Contract, including but not limited to minimum Purchase Payments, additional credits on Purchase Payments or death benefit calculations.

The benefits described in this option will cease upon termination of the Contract.

This option is irrevocable.

Additional Charge

For the additional benefits provided by this option, Nationwide will deduct a charge at an annualized maximum rate of 0.55% of the daily net asset value of the Variable Account. Nationwide reserves the right to charge less than the maximum rate. Nationwide will discontinue deducting the additional cost of 0.55%, seven years from the date the first Purchase Payment is credited.

Extra Value Benefit

Each Purchase Payment made to the Contract until the first Contract Anniversary will receive a credit of 4%. The additional 4% will be allocated among the Sub-Accounts of the available investment options in the same proportion as each Purchase Payment is allocated.

If at any time during the seven years following the initial Purchase Payment, the Contract Owner makes a Surrender that is subject to a Contingent Deferred Sales Charge, a percentage of any credit previously applied will be forfeited. The percentage of the total credit to be forfeited will be the same ratio that the amount Surrendered subject to a Contingent Deferred Sales Charge is to the sum of all Purchase Payments.

If any option reducing or eliminating CDSC has also been selected, then if at any time during the seven years following the Purchase Payment the Contract Owner makes a Surrender that would have been subject to a Contingent Deferred Sales Charge, but for the selection of the option, a percentage of any credit previously applied will be forfeited as if the option reducing or eliminating CDSC had not been chosen. The percentage of the total credit to be forfeited will be the same ratio that the amount Surrendered would have been subject to a CDSC, if the option had not been selected, is to the sum of Purchase Payments.

Nationwide will deduct the percentage of any credit previously applied from amounts held in the available investment options in the same proportion that amounts are invested in each at the time of Surrender.

No credit will be forfeited if the Surrender is taken as a result of death, due to Annuitization, or to meet minimum distribution requirements under the Internal Revenue Code.

Return of Contract During Right to Examine And Cancel Period

For those Contracts under which Contract Value will be returned:

If the Contract Owner returns this option and the Contract to which it is attached during the right to examine and cancel period, the Contract Owner will forfeit the original amount of the extra credit. All losses attributable to the extra credit amount will be incurred by Nationwide. Any earnings will be retained by the Contract Owner.

For those Contracts under which Purchase Payments will be returned:

If the Contract Owner returns this option and the Contract to which it is attached during the right to examine period, the Contract Owner will forfeit the original amount of the extra credit.

NATIONWIDE LIFE INSURANCE COMPANY

ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215

NO CDSC OPTION (C-SCHEDULE)

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue. This option is only available at the time of application. To the extent, any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract accordingly. Non-defined terms shall have the meaning given to them in the Contract.

The benefits described in this option will cease upon termination of the Contract.

This option is irrevocable.

Please note that in electing this option, the following option will not be available:

(1) incomeFlexSM Option;

Additional Charge

When this option is elected, Nationwide deducts an additional charge at an annualized rate of 0.45% of the daily net asset value of the Variable Account(s). This charge will cease if the Contract is terminated and will not increase as long as the Contract remains in-force.
Contract Expenses

All references to the terms "Contingent Deferred Sales Charge" and "CDSC" are deleted from the "Contract Expenses" section of the Contract.

Surrender Value

The Surrender Value at any time if the full Contract is Surrendered will not include a deduction for CDSC. If the Contract Owner takes a partial Surrender the amount Surrendered will not be subject to a CDSC.

Additional Credits on Purchase Payments

The additional credits on Purchase Payments described in the Contract will not apply.

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

Dynamic Advantage Program Rider
to Individual Flexible Purchase Payment Variable Deferred Annuity Contract

Definitions

The following definitions are added to the Contract:

Dynamic Advantage Program (DAP) - an asset allocation service that allows Contract Owners to have their Contract Value invested according to an actively managed investment model made up of currently available Sub-Accounts and directed by a third-party investment adviser.

Traded Date --- The date on which the Underlying Mutual Funds in an active asset allocation model, established and administered by a third-party investment professional or firm, are modified in accordance with the active asset allocation strategy of such model.

General Information Regarding this Rider

This rider is made part of the Contract to which it is attached, it will become effective within three Valuation Periods of the Company's receipt of confirmation that any administrative conditions imposed by the third-party managed DAP, elected by the Contract Owner, have been met. This rider may be elected at any time prior to Annuitization.

To the extent any provisions contained in this rider are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this rider will control the Contract accordingly. Non-defined terms shall have the meaning given to them in the Contract.

Upon electing this rider, the Contract Owner must provide, in a form acceptable to the Company, an authorization to allow the Company to process allocation and reallocation instructions communicated by the third-party managed DAP.

This rider does not guarantee investment results. The Company does not endorse or guarantee any independent third-party, investment model or strategy used by the Contract Owner. The Company is not affiliated with any third-party that may be authorized by the Contract Owner to direct allocations.

Additional Charge

The Company will deduct an additional charge at an annualized rate of up to 0.35% of the daily net assets of the Variable Account for the administrative services provided by this rider. The additional charge will begin only after the Company receives confirmation that any administrative requirements of the third-party managed DAP have been met by the Contract Owner and the DAP allocation has been applied to the selected model. The Company reserves the right to charge less than the maximum rate.

The charge will continue until the Contract is terminated, Annuitized or the rider is discontinued or terminated by the Company or the Contract Owner. Termination of this rider by the Contract Owner does not prevent the Contract Owner from subsequently re-electing the rider at then current terms and pricing.

Purchase Payment

If the Contract Owner allocates the initial Purchase Payment to available Sub-Accounts but also elects this rider, the Purchase Payment will initially be allocated to the Sub-Accounts chosen by the Contract Owner and then transferred, on the date this rider becomes effective, to the allocation as of the last Traded Date of the DAP elected by the Contract Owner. If the Contract Owner fails to select available Sub-Accounts at the time of initial Purchase Payment, the funds will be allocated to a money market Sub-Account and subsequently transferred, on the date this rider becomes effective, to the allocation as of the last Traded Date of the DAP elected by the Contract Owner. All Purchase Payments to the Contract must be applied to this rider. Once this rider is in effect, subsequent Purchase Payments will be allocated according to the last instructions received by the Company, unless the Contract Owner directs otherwise.

Benefit Provided by this Rider

This rider allows the Contract Owner to elect a DAP and authorizes the Company to accept active asset allocation strategies employed by the DAP on behalf of the Contract Owner. Such strategies significantly increase the cost of administering the Contract. The Company does not endorse the use of any particular asset allocation strategy represented by a DAP or use of a particular third-party investment professional or firm in conjunction with the DAP.

The Company agrees to process allocation and reallocation transactions among the available Sub-Accounts at the direction of the third-party managing the DAP elected by the Contract Owner while the rider is in effect.

Discontinuation of the Rider

The Company may discontinue offering this rider. In the event the Company discontinues this rider, the Company will provide the Contract Owner with notification at least 30 Valuation Periods prior to the discontinuation. If this rider is discontinued, unless otherwise directed by the Contract Owner, all amounts will remain in the existing Sub-Accounts and the charge associated with this rider will cease.

Termination of the Rider

This rider may be terminated or suspended by the Contract Owner. In the event the Contract Owner wishes to terminate or suspend this rider, notice must be provided in writing in a form acceptable to the Company. The Company will process the Contract Owner's request to terminate or suspend this rider within three Valuation Periods following receipt of written notification.

The Contract Owner may reinstate this rider by providing written notification in a form acceptable to the Company. The reinstatement will take effect within three Valuation Periods after both the written notification and confirmation that the Contract Owner has satisfied any administrative requirements imposed by the DAP is received by the Company.

Termination of a DAP does not prevent the Contract Owner from subsequently re-electing this rider and a new DAP, subject to availability and the terms and pricing then in effect.

This rider will cease to be available upon termination or Annuitization of the Contract. The rider will also cease within 90 days following the death of the Contract Owner, unless the successor in interest to the Contract Owner provides, in a form acceptable to the Company, a new authorization allowing the Company to process allocation and reallocation instructions communicated by an authorized third-party.

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

ONE-YEAR ENHANCED DEATH BENEFIT OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue. This option is only available at the time of application. To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract accordingly. Non-defined terms shall have the meaning given to them in the Contract.

This option is only available to Contracts with Annuitants age 75 or younger on the Date of Issue. The benefits described in this option will cease upon termination of the Contract or Annuitization.

This option is irrevocable.

Additional Charge

When this option is elected, Nationwide deducts an additional charge at an annual rate of 0.30% of the daily net asset value of the Variable Account. This charge will cease upon Annuitization or if the Contract is terminated and will not increase as long as the Contract remains in-force.

Definitions

Hospital - A state licensed facility which: is operated as a Hospital according to the law of the jurisdiction in which it is located; operates primarily for the care and treatment of sick or injured persons as inpatients; provides continuous 24 hours a day nursing service by or under the supervision of a registered graduate professional nurse (R.N.) or a licensed practical nurse (L.P.N.); is supervised by a staff of physicians; and has medical, diagnostic, and major surgical facilities or has access to such facilities on a prearranged basis.

Long Term Care Facility - A state licensed skilled nursing facility or intermediate care facility that does not include: a place that primarily treats drug addicts or alcoholics; a home for the aged or mentally ill, a community living center, or a place that primarily provides domiciliary, residency, or retirement care; or a place owned or operated by a member of the Contract Owner's immediate family.

Terminal Illness - An illness diagnosed after the Date of Issue by a physician that is expected to result in death within 12 months of diagnosis. A physician diagnosing a terminal illness cannot be a party to the Contract nor a member of the immediate family of such interested parties.

Contingent Deferred Sales Charge (“CDSC”)

In addition to the CDSC waivers and reductions described in the Contract, the following waivers and/or reductions will apply.

(1) Long-Term Care - Nationwide will not charge CDSC if the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is confined to Long Term Care Facility or Hospital for a continuous period of 90 days or more at any time after the third Contract Anniversary. If there is a Joint Owner, the CDSC will not be charged if either Joint Owner meets the preceding requirements. A request to waive CDSC under this provision must be received while confined to the Long Term Care Facility or within 90 days after confinement ends.

(2)Terminal Illness - CDSC will not be charged if the Contract Owner (or a Joint Owner) is diagnosed by a physician (who is not a party to the Contract nor an immediate family member of a party to the Contract) as having a Terminal Illness at any time after the Date of Issue.

Enhanced Death Benefit

The dollar amount of the Death Benefit is equal to the greatest of:

(1) the Contract Value;

(2) total Purchase Payments made to the Contract reduced by any Surrender in the proportion that such Surrender reduced the Contract Value on the date of Surrender;

(3) the greatest Contract Anniversary value before the deceased Annuitant's 80th birthday. The Contract Anniversary value is equal to the Contract Value on a Contract Anniversary plus any Purchase Payments since that Contract Anniversary and reduced by any Surrenders since that Contract Anniversary in the same proportion that each such Surrender reduced the Contract Value on the date of Surrender.

Notwithstanding any of the preceding, if an election as to Surrender or Annuitization is not received by Nationwide within one year of the Annuitant's death, then the value of the Death Benefit will be the greater of items (1) or (2) in the preceding paragraphs.

The Death Benefit described herein is adjusted in cases where a Contract has more than $3,000,000 in cumulative Purchase Payments. The adjustment is calculated using the following formula:

A x F + B x (1 - F)

Where:

A = The greatest of:

(1) The Contract Value;

(2) total Purchase Payments made to the Contract reduced by any Surrender in the proportion that such Surrender reduced the Contract Value on the date of Surrender; or

(3) the greatest Contract Anniversary value before the deceased Annuitant's 80h birthday. The Contract Anniversary value is equal to the Contract Value on a Contract Anniversary plus any Purchase Payments since that Contract Anniversary and reduced by any Surrenders since that Contract Anniversary in the same proportion that each such Surrender reduced the Contract Value on the date of Surrender.

The Contract Value described in preceding items (1) and (3) will include a market value adjustment for any amounts allocated to the Multiple Maturity Account.

B =	The Contract Value

F =	The ratio of $3,000,000 to sum of all Purchase Payments.

The Spousal Protection benefit is also available in conjunction with this option.

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

RETURN OF PREMIUM ENHANCED DEATH BENEFIT OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue. This option is only available at the time of application. To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract accordingly. Non-defined terms shall have the meaning given to them in the Contract.

This option is only available to Contracts with Annuitants age 75 or younger on the Date of Issue. The benefits described in this option will cease upon termination of the Contract or Annuitization.

This option is irrevocable.

Additional Charge

When this option is elected, Nationwide deducts an additional charge at an annual rate of 0.20% of the daily net asset value of the Variable Account. This charge will cease upon Annuitization or if the Contract is terminated and will not increase as long as the Contract remains in-force.

Definitions

The following definitions are added to the Contract:

Co-Annuitant - The persons designated by the Contract Owner to receive the "Spousal Protection" benefit. Only one Co-Annuitant upon Annuitization may be the Annuitant upon whose continuation of life any annuity payments involving life contingences depends.

Hospital - A state licensed facility which: is operated as a Hospital according to the law of the jurisdiction in which it is located; operates primarily for the care and treatment of sick or injured persons as inpatients; provides continuous 24 hours a day nursing service by or under the supervision of a registered graduate professional nurse (R.N.) or a licensed practical nurse
(L.P.N.); is supervised by a staff of physicians; and has medical, diagnostic, and major surgical facilities or has access to such facilities on a prearranged basis.

Long Term Care Facility - A state licensed skilled nursing facility or intermediate care facility that does not include: a place that primarily treats drug addicts or alcoholics; a home for the aged or mentally ill, a community living center, or a place that primarily provides domiciliary, residency, or retirement care; or a place owned or operated by a member of the Contract Owner's immediate family.

Terminal Illness - An illness diagnosed after the Date of Issue by a physician that is expected to result in death within 12 months of diagnosis. A physician diagnosing a terminal illness cannot be a party to the Contract nor a member of the immediate family of such interested parties.

Parties to the Contract

The following party is added to the Contract.

Co-Annuitant

Co-Annuitants may be named for the sole purpose of utilizing the spousal protection benefit. The Co-Annuitants must be spouses and age 75 or younger at the time they are named as such. The spousal protection benefit provides for the payment of the Death Benefit on the death of each Co-Annuitant.

One of the Co-Annuitants must be treated as the Annuitant for purposes of payment under an annuity payment option.

Enhanced Death Benefit

The dollar amount of the Death Benefit is equal to the total Purchase Payments made to the Contract reduced by any Surrender in the proportion that such Surrender reduced the Contract Value on the date of Surrender.

The Death Benefit described herein is adjusted in cases where a Contract has more than $3,000,000 in cumulative Purchase Payments. The adjustment is calculated using the following formula:

A x F + B x (1 - F)

Where:

A= The total Purchase Payments made to the Contract reduced by any Surrender in the proportion that such Surrender reduced the Contract Value on the date of Surrender.
B =	The Contract Value

F =The ratio of $3,000,000 to sum of all Purchase Payments.

Spousal Protection

The spousal protection benefit permits a surviving spouse to continue the Contract while receiving the Death Benefit upon the death of the other spouse. In order to take advantage of this benefit the following will apply.

(1)One or both of the spouses (or a revocable trust of which either or both of the spouses is/are grantor(s)) must be named as the Contract Owner.

(2)The spouses must be Co-Annuitants. Both Co-Annuitants must be either age 75 or younger on the Date of Issue.

(3)The spouses must be the Beneficiaries, except that a valid trust or custodial arrangement may be established if it is for the exclusive benefit of each spouse.

(4)No other person may be named as Contract Owner, Annuitant or as primary Beneficiary, except that a Contract Owner or primary Beneficiary may be a valid trust or custodial arrangement established for the exclusive benefit of each spouse.

(5)If both spouses are alive upon Annuitization, the Contract Owner must specify which spouse is the Annuitant upon whose continuation of life any annuity payments involving life contingencies depend.

(6)Death of a Co-Annuitant - Prior to Annuitization, upon the death of the Co-Annuitant, the surviving spouse may continue the Contract as its sole Contract Owner. If the chosen
    Death Benefit is higher than the Contract Value at the time of death, the Contract Value will be adjusted to equal the chosen Death Benefit amount. The surviving spouse may then name a new Beneficiary but may not name another Co-Annuitant.

(7)If a Co-Annuitant is added at any time after the Date of Issue, a copy of the certificate of marriage must be provided and the date of marriage must be after the Date of Issue. In addition, the Co-Annuitant that is added must be either age 75 or younger.

The Death Benefit is paid on the death of each Co-Annuitant. In no event will Nationwide pay the Death Benefit more than twice.

Contingent Deferred Sales Charge ("CDSC")

Nationwide will waive or reduce CDSC for the following Surrenders in conjunction with the election of this option:

Long-Term Care - Nationwide will not charge CDSC if the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is confined to Long Term Care Facility or Hospital for a continuous period of 90 days or more at any time after the third Contract Anniversary. If there is a Joint Owner, the CDSC will not be charged if either Joint Owner meets the preceding requirements. A request to waive CDSC under this provision must be received while confined to the Long Term Care Facility or within 90 days after confinement ends.

Terminal Illness - CDSC will not be charged if the Contract Owner (or a Joint Owner) is diagnosed by a physician (who is not a party to the Contract nor an immediate family member of a party to the Contract) as having a Terminal Illness at any time after the Date of Issue.

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

FOUR-YEAR CDSC OPTION (L-SCHEDULE)

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue. This option is only available at the time of application. To the extent, any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract accordingly. Non-defined terms shall have the meaning given to them in the Contract.

The benefits described in this option will cease upon termination of the Contract.

This option is irrevocable.

Additional Charge

When this option is elected, Nationwide deducts an additional charge at an annualized rate of 0.40% of the daily net asset value of the Variable Account(s). This charge will cease if the Contract is terminated and will not increase as long as the Contract remains in-force.
Contingent Deferred Sales Charge (CDSC)

The 7 Year CDSC schedule as described in the Contract is replaced with the following 4 Year CDSC Schedule:

Number of Completed Years Measured from the Date of the Purchase Payment	CDSC Percentage*
0	7%
1	7%
2	6%
3	5%
4 and later	0%

*The CDSC percentage changes to the next year's CDSC percentage on the day before the Purchase Payment year is completed.

CDSC is calculated as described in the Contract using the above-referenced CDSC schedule. Nationwide will waive or reduce CDSC for certain Surrenders as described in the Contract.

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

INCOMEFLEX OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the date it is elected.

To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached the provisions of this option will control the Contract and/or endorsement accordingly. Non-defined terms shall have the meaning given to them in the Contract.

This option is irrevocable, and provides an annual Immediate Withdrawal Benefit of up to 5% of the Benefit Base until it is exhausted.

In the event the Contract Owner does not elect to receive the Immediate Withdrawal Benefit, and if the Contract Owner has held this option for at least 5 years and is 59 ½ years old, this option provides a Guaranteed Lifetime Withdrawal Benefit.

The Guaranteed Lifetime Withdrawal Benefit is based on the life of the Determining Life, and is guaranteed even if negative investment experience and/or Guaranteed Lifetime Withdrawal Benefit Surrenders result in the Contract Value going to zero.

Surrenders prior to age 59 1/2 may result in the immediate application of taxes and penalties under Section 72 of the Internal Revenue Code.

Nationwide will restrict the initial allocation of the Contract Value to certain Sub-Accounts or Dynamic Advantage Program (“DAP”) models in conjunction with this option. In addition, Nationwide will restrict transfers and allocations of subsequent Purchase Payments to certain Sub-Accounts or DAP models. Nationwide will not restrict allocations to Sub-Accounts or DAP models in which the Contract Owner is already invested after the election of this option, except in the case of a substitution of securities or the complete discontinuation of a Sub-Account or DAP model. Details regarding the substitution of securities are specified in the Contract.

The following apply to the election of this option.

(1.)	This option is only available to Contracts with a Determining Life between the age of 35 and 85 on the date elected.

(2.)	Loans to the extent otherwise permitted under the Contract or an endorsement to the Contract are not allowed.

(3.)	The C-Share Option is not available when this option is elected.

(4.)
The manner in which the Contract Value, Death Benefit, or any other benefits or values described in the Contract or other rider or option (other than this option) are calculated is not modified by this option.

Definitions

The following definitions are added to the Contract:

Determining Life - The person designated Contract Owner on the application (Annuitant in the event of a non-natural Contract Owner). The designation may not be changed.

Guaranteed Lifetime Withdrawal Benefit - The dollar amount available for annual Surrenders that will not reduce the Benefit Base.

Guaranteed Lifetime Withdrawal Benefit - The benefit base is the greater of the Contract Value on the issue date, Contract Value on the 5th Contract Anniversary, or reset Contract Value.

Immediate Withdrawal Benefit - The dollar amount available for immediate annual Surrenders.

Immediate Withdrawal Benefit Base - The benefit base is the Contract Value at the time the Contract was issued, or, in the event the Contract is older than 5 years and no Surrenders were taken in the first 5 years, the greater of the value at Contract Issue or the 5th Contract Anniversary.

Additional Charge

Nationwide will deduct an additional charge of up to 0.60% of the daily net asset value of the Variable Account. A prorated charge for any partially completed year will also be deducted upon full Surrender of the Contract.

These charges will be assessed as long as the Contract and this option remain in-force.

Subsequent Purchase Payments

All subsequent Purchase Payments after the first Contract Anniversary in excess of $50,000 per year must receive prior approval from Nationwide. In addition, subsequent Purchase Payments to the Contract will increase the Benefit Base by the amount of the Purchase Payment submitted and any credits applied.

Benefits Provided by this Option

As noted above, there are two benefits provided by this option: (1.) an Immediate Withdrawal Benefit and (2.) a Guaranteed Lifetime Withdrawal Benefit.

All Surrenders taken from this Contract during either benefit phase will be taken from each investment option in proportion to the value in each investment option at the time of the Surrender request. Thereafter, on each Contract Anniversary, the Contract Owner is entitled to Surrender an amount equal to the Surrender amount without reducing the respective Benefit Base for this option.

If Surrenders for either benefit are scheduled that result in a Surrender amount of $100 or less, Nationwide may require the interval of payment to be modified so the Surrender amount will equal more than $100. In no case will scheduled Surrenders be modified to an interval greater than annual.

Furthermore, Surrenders that are not withdrawn during a given year are forfeited and may not be claimed in subsequent years.

Description of Immediate Withdrawal Benefit

This option provides an annual Immediate Withdrawal Benefit of up to 5% of the Benefit Base until it is exhausted. The Immediate Withdrawal Benefit Base for this benefit, at the time this option is elected, is equal to the Contract Value. However, in the event that the Contract is older than 5 years and no Surrenders were taken within the first 5 years, the Immediate Withdrawal Benefit Base for this benefit will be the greater of the value at Contract Issue or the 5th Contract Anniversary. Furthermore, Surrenders made under this benefit may cause Contingent Deferred Sales Charges (“CDSC”) to apply.

The Immediate Withdrawal Benefit Base for this benefit will change in the event:

(1.)
a reset opportunity is elected. This is allowed every five years, beginning with the 10th Contract Anniversary. On the 10th Contract Anniversary the Contract Owner will have the opportunity to reset the applicable Benefit Base to equal the current Contract Value, or

(2.)	an additional Purchase Payments prior to any Surrenders is received, or

(3.)	a Surrender occurs, which is in excess of 5% of the Benefit Base.

Notwithstanding the preceding, no further recalculations of the Immediate Withdrawal Benefit Base for this benefit are performed if, at any time, the Contract Value is equal to zero.

Impact of Surrenders in excess of the 5% Immediate Withdrawal Benefit Base

Surrenders in excess of 5% will reduce the Immediate Withdrawal Benefit Base for the benefit, thereby reducing the amount of future Surrenders available.

The reduction to the Immediate Withdrawal Benefit Base for excess Surrenders will be the greater of:

(1.)	the dollar amount of the Surrender in excess of the 5% Surrender, or

(2.)	a proportionate reduction based on the ratio of the dollar amount of the excess Surrender to the Contract Value multiplied by the Immediate Withdrawal Benefit Base.

In addition, the remaining Immediate Withdrawal Benefit Base will also be reduced by the same amount.

Description of the Guaranteed Lifetime Withdrawal Benefit

A Contract Owner can receive a Guaranteed Lifetime Withdrawal Benefit if he has held the option for 5 years and has reached the age of 59 1/2. However, if a Contract Owner makes any Surrenders, prior to meeting the above noted criteria, this benefit is no longer available.

The Guaranteed Lifetime Withdrawal Benefit Base for the Guaranteed Lifetime Withdrawal Benefit is the greater of:

a)	the Contract Value on the Contract Issue date, or

b)	Contract Value on the 5th Contract Anniversary, or

c)	the value after a reset opportunity, as described in the prior section.

Once the Guaranteed Lifetime Withdrawal Benefit Base is applied to Guaranteed Lifetime Withdrawals Benefit Surrenders, it is not subject to change unless the Contract Owner:

(1.)	elects a reset opportunity, as previously described, or

(2.)	adds an additional Purchase Payment prior to any Surrenders, or

(3.)	if a Surrender in excess of 5% of the Benefit Base occurs.

Pursuant to this benefit, a Contract Owner may request a Surrender equal to 5% of the Guaranteed Lifetime Withdrawal Benefit Base described above. In addition, this amount can be taken without reducing the Guaranteed Lifetime Withdrawal Benefit Base established in conjunction with this benefit.

The Contract Owner may continue to take annual Surrenders, that do not exceed the initial Surrender amount, until the earlier of his death or annuitization.

The annual Surrenders for this benefit, however, reduce Contract Value (and therefore the amount available for annuitization), the death benefit, and are also subject to CDSC provisions noted in the Contract.

Impact of Surrenders in excess of the 5% Guaranteed Lifetime Withdrawal Benefit Base.

Under this benefit, the Contract Owner may also Surrender Contract Value in excess of 5% of the Guaranteed Lifetime Withdrawal Benefit Base if the Contract Value is greater than zero. Surrenders in excess of 5% will reduce theGuaranteed Lifetime Withdrawal Benefit Base, and benefit amount calculated for subsequent years. Furthermore, in the event Surrenders in excess of 5% of the Guaranteed Lifetime Withdrawal Benefit Base are made, the Guaranteed Lifetime Withdrawal Benefit Base will be reduced by the greater of:

(1.)	the dollar amount of the Surrender in excess of the benefit amount; or

(2.)	the ratio of the dollar amount of the excess Surrender to the Contract Value, multiplied by the Guaranteed Lifetime Withdrawal Benefit Base.

Moreover, once the Contract Value falls to zero, the Contract Owner is no longer permitted to submit additional Purchase payments or take Surrenders in excess of the benefit amount.

Termination of Guaranteed Lifetime Withdrawal Benefits

The Guaranteed Lifetime Withdrawals Benefits available under this option end upon the death of the Determining Life or Annuitization of the Contract. In addition, Surrenders in excess of the guaranteed amounts under this benefit that reduce the Guaranteed Lifetime Withdrawal Benefit Base to zero will terminate and end all benefits under this option.

Resets

As noted in prior sections, every five years, starting with the 10th Contract Anniversary, the Contract

Owner will have the opportunity to reset the applicable benefit base to equal the current Contract Value. If made, such election must be received within 60 days after an applicable Contract Anniversary. In addition, the reset of the Benefit Base, if elected, will be subject to current pricing terms and conditions of this option.

Transfers

Transfers will be restricted based on the underlying investment options available.